UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2019

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CCS	The New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2019, the stockholders of Century Communities, Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), approved the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Amended 2017 Plan”) at the 2019 annual meeting of stockholders (the “Annual Meeting”). The Board previously approved the Amended 2017 Plan, subject to approval by the Company’s stockholders, on March 12, 2019.

The Amended 2017 Plan became effective immediately upon approval by the Company’s stockholders and will expire on May 7, 2029, unless terminated earlier by the Board. The Amended 2017 Plan incorporates an amendment to the number of shares of Company common stock available for issuance under the Century Communities, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”) by an additional 1.631 million shares. In addition, the Amended 2017 Plan reflects certain changes in light of the Tax Cuts and Jobs Act and its impact on Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  These changes essentially eliminate language in the 2017 Plan that was included to allow the Company to qualify certain compensation as “performance-based compensation” under Section 162(m).  The Company retained, however, the annual award limits and performance measures as part of good corporate governance.

The Amended 2017 Plan also incorporates an overall non-employee director compensation limit of $400,000 per year or $600,000 in the case of a non-employee chairman of the board or lead director or in the fiscal year of a non-employee director’s initial service as a non-employee director. Finally, the Amended 2017 Plan increases the limit on incentive stock options commensurate with the overall share increase and expands the exceptions to the minimum vesting provision to allow for shares delivered in lieu of fully vested cash awards and vesting on director awards tied to the timing of the next annual meeting of stockholders which may be less than one year from the date of grant so long as the annual meeting is more than 50 weeks after the preceding year’s annual meeting.

The foregoing summary of the Amended 2017 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Amended 2017 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the Amended 2017 Plan can be found in the definitive proxy statement for the Company’s Annual Meeting filed with the Securities and Exchange Commission on March 27, 2019.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 8, 2019.  As of the close of business on March 14, 2019, the record date for the Annual Meeting, there were 30,297,398 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of Company common stock was entitled to one vote. Stockholders holding an aggregate of 27,220,669 shares of Company common stock entitled to vote at the Annual Meeting, representing 89.84% of the outstanding shares of Company common stock as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 27, 2019.

The final results of such stockholder voting on each proposal brought before the Annual Meeting are set forth below:

Proposal No. 1 -
Election of Directors.  The five director nominees proposed by the Board were elected to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Dale Francescon	25,096,102	382,300	1,742,267
Robert J. Francescon	22,742,511	2,735,891	1,742,267
John P. Box	19,136,926	6,341,476	1,742,267
Keith R. Guericke	24,663,157	815,245	1,742,267
James M. Lippman	24,656,424	821,978	1,742,267

Proposal No. 2 -
Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan.  The Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,958,258	2,503,115	17,029	1,742,267

Proposal No. 3 -
Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,185,216	2,824	32,629	0

Proposal No. 4 -	Advisory Vote on Executive Compensation. Our executive compensation was approved, on an advisory basis, by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
24,169,490	1,290,944	17,968	1,742,267

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019	CENTURY COMMUNITIES, INC.

	By:	/s/ David L. Messenger
Name: David L. Messenger
Title: Chief Financial Officer and Secretary